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                                                                      EXHIBIT 15




                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Central Newspapers, Inc.


We have reviewed the accompanying consolidated statement of financial position of Central Newspapers, Inc., and its subsidiaries as of September 26, 1999, and the related consolidated statement of income, for each of the three-month and nine-month periods ended September 26, 1999 and September 27, 1998 and the consolidated statements of shareholders' equity and cash flows for the nine-month periods ended September 26, 1999 and September 27, 1998. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We previously audited in accordance with generally accepted auditing standards, the consolidated statement of financial position as of December 27, 1998, and the related consolidated statements of income, shareholders' equity and of cash flows for the year then ended (not presented herein), and in our report dated January 29, 1999 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statement of financial position as of December 28, 1998, is fairly stated in all material respects in relation to the consolidated statement of financial position from which it has been derived.


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP
    Phoenix, Arizona
    October 18, 1999